EXHIBIT A

                                      FUNDS

First Trust Dow Jones Select MicroCap Index(SM) Fund
First Trust Value(R) Line Arithmetic Index Fund
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund
First Trust IPOX-100 Index Fund